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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                             ----------------------


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): July 3, 1996



                      TRINET CORPORATE REALTY TRUST, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                   Maryland
                          (STATE OF INCORPORATION)


        1-11918                                     94-3175659
  (COMMISSION FILE NUMBER)                   (IRS EMPLOYER ID. NUMBER)





Four Embarcadero Center, Suite 3150
         San Francisco, CA                              94111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)




                             (415) 391-4300
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 5.             OTHER EVENTS

PROPERTY ACQUISITIONS.   From April 1, 1996 through July 3, 1996 TriNet
Corporate Realty Trust, Inc. (the "Company") acquired nine additional properties (the "Acquired Properties") for an aggregate purchase price of approximately $75.3 million, plus aggregate acquisition costs of approximately $1.3 million. As of July 3, 1996 the Company's portfolio consisted of 107 properties. The properties acquired from April 1, 1996 through July 3, 1996 are described below. Unless otherwise indicated, substantially all of the purchase price for each property was funded by drawing on the Company's $200 million unsecured revolving credit facility (the "1995 Acquisition Facility") with a group of 11 banks for which Morgan Guaranty Trust Company of New York is the lead agent and The First National Bank of Boston is the managing co-agent and any remainder was funded from working capital. Neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the seller of any property described below.

     TERADYNE, INC. AND FRESENIUS USA, INC. On April 9, 1996, TriNet Essential Facilities X, Inc. ("TriNet X"), a wholly owned subsidiary of the Company, purchased two headquarters properties comprised of 145,000 square feet located in Walnut Creek, California for approximately $11.5 million. The property was purchased from Copley Realty Income Partners I. TriNet X acquired a fee title interest in these properties. Teradyne, Inc. will continue to use one of the properties under a triple net lease that expires on December 31, 2000 subject to extension for two additional five year terms at the tenant's option. As of July 1, 1996, current annual rent for the Teradyne, Inc. property is $540,000. Fresenius USA, Inc. has occupied the second building under a sublease with Teradyne since July of 1992, and entered into a direct triple net lease on June 27, 1996 that expires on June 30, 2002 subject to extension for a five year term at the tenant's option. As of July 1, 1996, current annual rent on the Fresenius USA, Inc. property is $739,500 with contractual escalations of 7.5% in 1998 and 7.78% in 1999.

     LOCKHEED MARTIN.   On May 31, 1996, TriNet X purchased the 118,800 square
     foot headquarters property occupied by a wholly owned subsidiary of General Electric Company (d.b.a.: Lockheed Martin) located in suburban Philadelphia, Pennsylvania for approximately $4.6 million. The property was purchased from Olds Properties Corporation. TriNet X acquired a fee title interest in this property. Lockheed Martin will continue to use the property under a triple net lease that expires on August 31, 2000, subject to extension for an additional 13.5 year term at the tenant's option. Current annual rent for this building is $469,260.

     SUNNYVALE RESEARCH CENTER.  On June 26, 1996, TriNet Sunnyvale Partners, L.
     P. a limited partnership in which the Company is the sole general partner ("Sunnyvale Partners") purchased a four building R&D campus comprised of 215,481 square feet located in Sunnyvale, California, for approximately $30.6 million. Sunnyvale Partners purchased the fee title interest in this property from O'Donnell, Brigham & Partners-Northern Developments ("O'Donnell"), whose partners are the limited partners in Sunnyvale Partners. The property was purchased with $6.1 million in cash contributed by the Company (which was funded with working capital and a $4.7 million draw on the 1995 Acquisition Facility), equity interests in the property contributed to Sunnyvale Partners by O'Donnell with an approximate value of $7.6 million and the assumption of a $17.0 million first mortgage with Chase Manhattan Bank. Under the terms of the Sunnyvale Partners Limited Partnership Agreement, beginning in June 1998 O'Donnell has the right under certain circumstances to request the redemption of its interest in Sunnyvale Partners, the

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     Company may satisfy the redemption request with
     shares of the Company's Common Stock or cash. Mitsubishi Electronics America, Inc. will continue to occupy three of the buildings, under a triple net lease that expires on July 31, 2002, subject to extension for a five year term at the tenant's option. Current annual rent for these three buildings is $2,878,366. The fourth building is tenanted by Futuretel, Inc. (subleasing from National Semiconductor Corporation ("National Semiconductor")) and Kanematsu USA, Inc. ("Kanematsu"). Kanematsu will continue to use a portion of the building under a triple net lease that expires on August 14, 2000, subject to extension for a five year term at the tenant's option. National Semiconductor, currently subleasing their space to Futuretel, Inc., is the primary tenant under a triple net lease that expires on January 31, 1998. Current annual rent under the separate leases with Kanematsu and National Semiconductor, Inc. is $211,741, and $269,100, respectively.

     LAM RESEARCH CORPORATION. On June 27, 1996, TriNet X purchased a 120,576 square foot office/R&D facility occupied by Lam Research Corporation, located in Milpitas, California from Aetna Life Insurance Company for a purchase price of $12.6 million. TriNet X acquired a fee title interest in this property. Lam Research Corporation will continue to use the property under a triple net lease that expires on January 31, 2006, subject to extension for a five year term at the tenant's option. Current annual rent is $1,157,530 with contractual escalations of 4.0% annually through 2005.

     BLUE CROSS & BLUE SHIELD UNITED OF WISCONSIN.   On June 28, 1996, TriNet
     Essential Facilities XX, Inc. ("TriNet XX"), a wholly owned subsidiary of the Company, purchased a 236,218 square foot headquarters property occupied by Blue Cross & Blue Shield United of Wisconsin ("BC & BS") located in Milwaukee, Wisconsin for a purchase price of $16.0 million. TriNet XX simultaneously net leased the property back to BC & BS. TriNet XX acquired a fee title interest in this property. BC & BS will continue to use the building under a triple net lease that expires on June 30, 2006, subject to extension for three additional five year terms at the tenant's option. Current annual rent is $1,609,600 with contractual escalations of 3.0% annually through 2005.


PROPERTY DISPOSITIONS. From April 1, 1996 through July 3, 1996 the Company sold two properties (the "Sold Properties") for an aggregate sales price of $12.3 million. The properties sold from April 1, 1996 through July 3, 1996 are described below. Unless otherwise noted, neither the Company, any subsidiary of the Company nor any director or officer of the Company was affiliated with or had a material relationship with the buyer of any property described below.

     SCHWEGMANN GIANT SUPER MARKETS-DENHAM SPRINGS. On April 24, 1996, TriNet Corporate Partners I, L. P. ("TCPI"), a wholly owned subsidiary of the Company, sold a retail store located in Denham Springs, Louisiana to Schwegmann Giant Super Markets for a sale price of $1.3 million. Prior to the sale of this property, TCPI leased the property to Schwegmann Giant Super Markets. TCPI recognized an insignificant gain on this transaction.

     LINVATEC CORPORATION. On July 3, 1996, TriNet X sold a 124,950 square foot office building occupied by Linvatec Corporation and located in Largo, Florida to Largo Lakes-1 Limited Partnership for a sale price of approximately $11.0 million. TriNet X recognized a gain of approximately $0.65 million on this transaction.

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

     Because it would be impractical to provide audited income statements of the operations of these properties in conformance with Regulation S-X, Rule 3-14 at the time of this report, historical financial information concerning certain Acquired Properties and pro forma financial statements of the Company reflecting these transactions will be provided within 60 days from the due date of this report under cover of Form 8.

EXHIBITS

10.1 Amended and Restated Agreement of Limited Partnership between TriNet Corporate Realty Trust, Inc. and the O'Donnell Revocable Trust, the Donald S. Grant Revocable Trust and John W. Hopkins, dated June 26, 1996.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         TRINET CORPORATE REALTY TRUST, INC.





                         By:  /s/A. William Stein
                            ---------------------------------------------------
                         A. William Stein
                         Executive Vice President and
                         Chief Financial Officer
                         (Authorized Officer of the Registrant
                         and Principal Financial Officer)



Dated:  July 17, 1996